Exhibit 99.2

VOTING AGREEMENT

       This VOTING AGREEMENT (this “Agreement”) is made and entered into as of January 29, 2010 between Skanon Investments, Inc., an Arizona corporation (“Purchaser”), and Meadow Valley Parent Corp., a Delaware corporation ( “Stockholder”) that is a stockholder of Ready Mix, Inc., a Nevada corporation (“Company”).

W I T N E S S E T H:

       WHEREAS, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of January 29, 2010 by and among Purchaser, or its designee, and Company, Purchaser, or its designee, has agreed to acquire substantially all of the assets of Company;

       WHEREAS, as a condition to the willingness of Purchaser, or its designee, to enter into the Asset Purchase Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

       WHEREAS, Stockholder is the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares (or options or warrants to acquire such number of shares) of capital stock of Company as is indicated on Schedule 1 hereto (the “Shares”).

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

    1.            Defined Terms.  The following terms used herein have the meanings set forth below:

    1.1          “Closing” means the closing of the transactions contemplated by the Asset Purchase Agreement.

    1.2          “Effective Date” means the date of the Asset Purchase Agreement.

    1.3          “Expiration Date” means the earlier to occur of

       (a)   the Closing,

       (b)   the date on which the Asset Purchase Agreement is amended, supplemented, varied, altered or modified other than as a result of Purchaser exercising its Buyer Matching Right (as defined in the Asset Purchase Agreement), and other than to extend the time for Closing by no more than 90 days after April 30, 2010 as mutually agreed by Purchaser and Company; or

       (c)   the date on which the Asset Purchase Agreement is terminated; or

       (d)   the date on which Stockholder materially breaches or terminates this Agreement, which Stockholder shall be entitled to do with or without cause or reason at any time and without penalty under this Agreement or otherwise.

    1.4          “New Shares” means:

       (a)   any shares of capital stock or voting securities of Company that Stockholder purchases, or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Company’s common stock or otherwise), after the date of this Agreement and prior to the Expiration Date; and

       (b)   any shares of capital stock or voting securities of Company of which Stockholder becomes the beneficial owner of as a result of any change in Company’s common stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Company affecting Company common stock.

    2.            Agreement to Vote Shares and Take Certain Other Action.

    2.1          Subject to the terms and conditions hereof, after the Effective Date and prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following matters, Stockholder shall vote or give written consent with respect to the Shares and any New Shares:

       (a)   in favor of adoption of the Asset Purchase Agreement and the transactions contemplated thereby;

       (b)   against approval of any proposal made in opposition to the Asset Purchase Agreement and consummation of the transactions contemplated thereby;

       (c)   against any Company Competing Transaction (as defined below) from any party other than Purchaser or an affiliate of Purchaser as contemplated by the Asset Purchase Agreement;

       (d)   against any proposal that is intended to, or is reasonably likely to, result in the conditions of Company’s obligations under the Asset Purchase Agreement not being fulfilled;

       (e)   against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Asset Purchase Agreement or any of the other transactions contemplated by the Asset Purchase Agreement; and

       (f)   against any dissolution, liquidation or winding up of Company (other than as may be contemplated by the Asset Purchase Agreement).

    For purposes of this Agreement, the term “Company Competing Transaction” shall mean any of the following involving Company (other than the Asset Purchase Agreement):

       (i)           any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other similar transaction;

       (ii)          any sale, lease, exchange, transfer or other disposition of 50% or more of the assets of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

       (iii)         any tender offer or exchange offer for 50% or more of the outstanding voting securities of Company; or

       (iv)         any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting securities of Company;

       (v)          any solicitation in opposition to the approval of the Asset Purchase Agreement by the stockholders of Company; or

       (vi)         any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    2.2          After the Effective Date and prior to the Expiration Date, Stockholder, as the holder of voting stock of Company, shall be present, in person or by proxy, at all meetings of stockholders of Company at which the matters referred to in Section 2.1 are to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

    2.3          Between the Effective Date and the Expiration Date, Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company with respect to an Opposing Proposal.  For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (e) of Section 2.1.

    2.4          Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1.

    3.            Irrevocable Proxy.  Stockholder has delivered to Purchaser a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) after the Effective Date and prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

    4.            Representations, Warranties and Covenants.

    4.1          Stockholder hereby represents, warrants and covenants to Purchaser as follows:

       (a)   Stockholder is the beneficial owner of the Shares set forth on Schedule 1 hereto, which to Stockholder’s knowledge, constitutes approximately 69.4% of Company’s issued and outstanding common stock, (ii) subject to the rights set forth in that certain Pledge Agreement, dated as of February 2, 2009, made by the Stockholder in favor of LBC Credit Partners II, LP, as agent for the lenders from time to time party to the Loan Agreement described therein, Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will maintain voting power and the power of distribution with respect to Shares constituting a majority of the Company’s issued and outstanding common stock through the Expiration Date, and (iii)  Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

       (b)   Stockholder is a corporation duly organized and validly existing under the laws of the State of Delaware and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    4.2          Purchaser hereby represents, warrants and covenants to Company as follows: Purchaser is a corporation duly organized and validly existing under the laws of the State of Arizona and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    5.            Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall automatically terminate and shall have no further force or effect as of the Expiration Date.

    6.            Miscellaneous.

    6.1          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

    6.2          Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Purchaser may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser.  Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  Any assignment by Purchaser shall not relieve Purchaser of its obligations hereunder.

    6.3          Amendment and Modification.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    6.4          Specific Performance; Injunctive Relief.  Until the Expiration Date, the parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, as Purchaser’s sole and exclusive remedy of any violation of Stockholder hereunder, until the Expiration Date, Purchaser shall have the right to enforce such covenants and agreements by specific performance and injunctive relief in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.  Purchaser expressly acknowledges and agrees that Stockholder shall not be liable to Purchaser for money damages in the event of a breach of the terms hereof by Stockholder.

    6.5          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)   If to Stockholder, at the address set forth below Stockholder’s signature on the signature page hereof.

       (b)   if to Purchaser, to:

          Skanon Investments, Inc.
          14500 N. Northsight Blvd., Suite 317
          Scottsdale, Arizona 85260
          Attention:    Marco Gomez-Barrios

          with a copy (which shall not constitute notice) to:

          Osborn Maledon, P.A.
          2929 N. Central Avenue, 21st Floor
          Phoenix, Arizona 85012
          Attention:    Thomas H. Curzon, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

    6.6          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    6.7          No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    6.8          Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

    6.9          Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    6.10        Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    6.11        No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Purchaser or any of its affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares.  Except as specifically set forth herein with respect to the voting on certain express matters, all rights, ownership and economic benefits of or relating to the Shares and New Shares shall remain vested in and belong to Stockholder.

    6.12        Disclosures.  Each party acknowledges and agrees that the other party may disclose the terms hereof and may make any and all filings with the Securities and Exchange Commission or any other body or person as it deems necessary or appropriate in connection with the matters contemplated hereby.

 (Remainder of page intentionally left blank)

       IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

SKANON INVESTMENTS, INC.		STOCKHOLDER:

Meadow Valley Parent Corp.
(Print Entity Name)

By:	/s/ Sergio Muñiz

Its:	Treasurer	By:	/s/ Ted W. Beneski
(Signature)

		Its:	Chairman of the Board

c/o Insight Equity Management Company LLC
By:	/s/ Mario Gomez-Barrios	(Print Street Address)
1400 Civic Place, Suite 250,
Its:	Secretario	Southlake, TX 76092
(Print City, State and Zip)

Schedule 1

Share Ownership

Stockholder Name	Number of Shares Held	Class
Meadow Valley Parent Corp.	2,645,212	Common stock

Schedule 1-1

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

READY MIX, INC.

The undersigned stockholder of Ready Mix, Inc., a Nevada corporation (“Company”), hereby irrevocably appoints the members of the Board of Directors of Skanon Investments, Inc., an Arizona corporation (“Purchaser”), and each of them, or any other designee of Purchaser, after the Effective Date and prior to the Expiration Date as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Company that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy.  The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on Schedule 1 to this Irrevocable Proxy.  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below), subject in every case to the survival of the prior proxies and rights set forth in that certain Pledge Agreement, dated as of February 2, 2009, made by the Stockholder in favor of LBC Credit Partners II, LP, as agent for the lenders from time to time party to the Loan Agreement described therein.

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Purchaser entering into that certain Asset Purchase Agreement dated as of ____________ ___, 20__ (the “Asset Purchase Agreement”) by and between Purchaser and Company and is effective until the Expiration Date. As used herein, the term “Expiration Date” means the earlier to occur of (a) the Closing, (b) the date on which the Asset Purchase Agreement is amended, supplemented, varied, altered or modified other than as a result of Purchaser exercising its Buyer Matching Right (as defined in the Asset Purchase Agreement), and other than to extend the time for Closing by no more than 90 days after April 30, 2010 as mutually agreed by Purchaser and Company,(c) the date on which the Asset Purchase Agreement is terminated or (d) the date on which Stockholder materially breaches or terminates the Voting Agreement to which this Irrevocable Proxy relates, which Stockholder shall be entitled to do with or without cause or reason at any time and without penalty under the Voting Agreement to which this Irrevocable Proxy relates or otherwise.  Also as used herein, the term Effective Date means the date of the Asset Purchase Agreement.

                The attorneys and proxies named above, and each of them are, hereby authorized and empowered by the undersigned, at any time after the Effective Date and prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares and any New Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

       (a)   in favor of adoption of the Asset Purchase Agreement and the transactions contemplated thereby;

       (b)   against approval of any proposal made in opposition to the Asset Purchase Agreement and consummation of the transactions contemplated thereby;

       (c)   against any Company Competing Transaction (as defined below) from any party other than Purchaser or an affiliate of Purchaser as contemplated by the Asset Purchase Agreement;

       (d)   against any proposal that is intended to, or is reasonably likely to, result in the conditions of Company’s obligations under the Asset Purchase Agreement not being fulfilled;

       (e)   against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Asset Purchase Agreement or any of the other transactions contemplated by the Asset Purchase Agreement; and

       (f)   against any dissolution, liquidation or winding up of Company (other than as may be contemplated by the Asset Purchase Agreement).

    For purposes of this Irrevocable Proxy, the term “Company Competing Transaction” shall mean any of the following involving Company (other than the Asset Purchase Agreement):

       (i)    any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other similar transaction;

       (ii)    any sale, lease, exchange, transfer or other disposition of 50% or more of the assets of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

       (iii)    any tender offer or exchange offer for 50% or more of the outstanding voting securities of Company; or

       (iv)    any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting securities of Company;

       (v)    any solicitation in opposition to the approval of the Asset Purchase Agreement by the stockholders of Company; or

       (vi)    any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

       This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: ______________ __, 2010

(Signature of Stockholder)

(Print Name of Stockholder)

(Signature Page to Irrevocable Proxy)

Schedule 1

Share Ownership

Stockholder Name	Number of Shares Held	Class
Meadow Valley Parent Corp.	2,645,212	Common stock